UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 21, 2023
Kaltura, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40644	20-8128326
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 Broadway
3rd Floor
New York, New York 10003
(Address of Principal Executive Offices) (Zip Code)

(646) 290-5445
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	KLTR	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	N/A	(1)
(1) Attached to the Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2023, Kaltura, Inc. (the “Company”) entered into the Fifth Amendment to Credit Agreement dated as of December 21, 2023 (the “Fifth Amendment”), by and among the Company, the subsidiaries of the Company party thereto, the several banks and other financial institutions or entities party thereto, and Silicon Valley Bank, a division of First-Citizens Bank & Trust (“SVB”), as the Administrative Agent, the Issuing Lender and the Swingline Lender (in each case as defined in the Credit Agreement), which amends the Credit Agreement, dated as of January 14, 2021, by and among the Company and SVB, as previously amended by the First Amendment to Credit Agreement dated as of June 29, 2021, the Second Amendment to Credit Agreement dated as of December 20, 2021, the Third Amendment to Credit Agreement dated as of April 19, 2022, and the Fourth Amendment to Credit Agreement dated as of May 23, 2023 (collectively, and together with the Fifth Amendment, the “Credit Agreement”).

Among other things, the Fifth Amendment (i) provided the Company with an incremental term loan in the aggregate amount of $3,500,000, (ii) extended the maturity date of the Company’s revolving and term loan facilities until December 21, 2026, (iii) reduced the interest rate applicable margin to any SOFR Loans (as defined in the Credit Agreement) to 2.50% per annum and the interest rate applicable margin to any ABR Loans (as defined in the Credit Agreement) to 1.50% per annum, (iv) revised certain advance rates applicable to the borrowing base, (v) removed the annualized recurring revenue financial covenant and revised the levels applicable to the Consolidated Adjusted EBITDA and minimum liquidity covenants and (vi) waived the Specified Events of Default (as defined in the Fifth Amendment) that occurred under the Credit Agreement, relating to the Company’s calculation of its Annualized Recurring Revenue (as defined in the Credit Agreement) for the fiscal quarter ended September 30, 2023.

The foregoing description of the Fifth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fifth Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Fifth Amendment to Credit Agreement, dated as of December 21, 2023, by and among the Company, the subsidiaries of the Company party thereto, the several banks and other financial institutions or entities party thereto, and Silicon Valley Bank, a division of First-Citizens Bank and Trust, as the Administrative Agent, the Issuing Lender and the Swingline Lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALTURA, INC.

Date: December 27, 2023	By:	/s/ Yaron Garmazi

	Name:	Yaron Garmazi
	Title:	Chief Financial Officer